Exhibit 1.1

Execution Copy

KINDER MORGAN MANAGEMENT, LLC

UNDERWRITING AGREEMENT

August 7, 2012

Kinder Morgan Management, LLC

Kinder Morgan Energy Partners, L.P.

Kinder Morgan, Inc.

500 Dallas Street, Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC (collectively, the “Underwriters”) understand that Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell 8,800,000 shares representing limited liability company interests, registered on Registration Statement No. 333-179813, which shares include a purchase obligation of Kinder Morgan, Inc., a Delaware corporation (“KMI”), to purchase, under certain circumstances, the shares (such shares, including the purchase obligation, the “Firm Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and each Underwriter agrees to purchase, severally and not jointly, at a purchase price equal to $71.84625 per share, the respective number of Firm Securities set forth opposite each such Underwriter’s name in the table below.

Underwriter	Total Number of Firm Securities to be Purchased

Barclays Capital Inc.	2,640,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,640,000
Credit Suisse Securities (USA) LLC	704,000
Deutsche Bank Securities Inc.	704,000
J.P. Morgan Securities LLC	704,000
RBC Capital Markets, LLC	704,000
UBS Securities LLC	704,000

Total:	8,800,000

The Underwriters will pay for such Firm Securities upon delivery thereof at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas at 9:00 a.m. New York time on August 13, 2012 (the “First Closing Date”).

In addition, at the option of the Underwriters, the Company proposes to issue and sell to the Underwriters an aggregate of not more than 1,320,000 additional shares (such additional shares being hereinafter collectively referred to as the “Optional Securities”).

Upon written notice from the Underwriters given to the Company not more than 30 days subsequent to the date hereof, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities less any distributions payable on the Firm Securities but not the Optional Securities.  Subject to the foregoing, the Company agrees to sell to the Underwriters the Optional Securities.  Such Optional Securities shall be purchased from the Company by the Underwriters for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.  The Underwriters will pay for such Optional Securities upon delivery thereof at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas at 9:00 a.m. New York time on a date determined by the Underwriters which may be the same day as the First Closing Date, but shall not be later than seven days after written notice of election to purchase Optional Securities is given.

All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No. (646) 834-8133; and if to the Company shall be delivered or sent by courier service, mail or facsimile transmission to it at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention:  Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818; provided, however, that if the foregoing address does not reflect the address of an individual Underwriter, any notice to that Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by courier service, mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company upon request to the foregoing address.  Notice given by delivery or courier service shall be effective upon actual receipt.  Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested.  Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

All the provisions contained in the document entitled Kinder Morgan Management, LLC Underwriting Agreement Provisions dated the date hereof, a copy of which is attached to this letter, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.  For purposes of this Agreement, including the attached Underwriting Agreement Provisions, the term “Applicable Time” shall mean the earliest time at which sales of the Firm Securities were made, which is 4:55 p.m. (New York City time) on the date of this letter.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

Agreed and Accepted:

KINDER MORGAN MANAGEMENT, LLC

By:	/s/ Kimberly A. Dang
Name:Kimberly A. Dang
Title: Vice President and Chief Financial Officer

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

	By:	Kinder Morgan Management, LLC,
its delegate

		By:	/s/ Kimberly A. Dang
Name:Kimberly A. Dang
Title: Vice President and Chief Financial Officer

KINDER MORGAN, INC.

By:	/s/ Kimberly A. Dang
Name:Kimberly A. Dang
Title: Vice President and Chief Financial Officer

Schedule I

Pricing Information

Number of Firm Securities offered: 8,800,000

Public Offering Price: $73.50 per share

KINDER MORGAN MANAGEMENT, LLC

UNDERWRITING AGREEMENT PROVISIONS

August 7, 2012

Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell certain of its shares representing limited liability company interests, which shares include a purchase obligation of Kinder Morgan, Inc., a Delaware corporation (“KMI”), to purchase, under certain circumstances, the shares (such shares including the purchase obligation, the “Shares”), registered under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 3.

The Company is entering into that certain underwriting agreement dated the date hereof that provides for the sale of Shares to the several underwriters named therein (the “Underwriters”).  The provisions set forth herein are incorporated by reference in such underwriting agreement (the “Underwriting Agreement”).  The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement.”

1.             Sale and Purchase of the Purchased Securities.  On the basis of the representations, warranties and agreements herein contained, the Company proposes to issue and sell the Shares.  All of the Shares will be purchased by the Underwriters for resale upon the terms of the offering determined herein and in the Underwriting Agreement.  The Shares so to be purchased in this offering are hereinafter referred to as the “Purchased Securities” (it being understood that “Purchased Securities” for the purpose of these provisions includes both the “Firm Securities” and the “Optional Securities,” in each case as defined in the Underwriting Agreement).

The obligations of the Underwriters under this Agreement are several and not joint.

2.             Payment and Delivery.  The closing of the purchase and sale of the Purchased Securities shall take place at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement between the Company and the Underwriters (each such date and time of delivery and payment for the Purchased Securities is hereinafter referred to as the “Closing Date”), except that physical delivery of the Purchased Securities may be made by or on behalf of the Company through the offices of The Depository Trust Company (“DTC”) or any transfer agent.  Delivery by the Company of the Purchased Securities shall be made against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.

Unless otherwise specified by the Underwriters, the Purchased Securities shall be registered in the name of Cede & Co.  If the Underwriters in fact choose to specify otherwise, the Purchased Securities shall be registered in such names and shall be in such denominations as the Underwriters shall request at least one full business day prior to the Closing Date and, if requested, shall be made available to the Underwriters for checking and packaging at least one full business day prior to the Closing Date.

3.             Securities Act Documents; Public Offering.  The Company, Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and KMI have prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder (the “Rules”), an “automatic shelf registration statement” (as defined in Rule 405 of the Rules) on Form S-3 (Registration Statement No. 333-179813), including a prospectus, relating to the Shares, including the deemed offering of the i-units by the Partnership and the purchase obligation by KMI, and such registration statement became effective upon filing.  Such registration statement referred to in the first paragraph of the Underwriting Agreement, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement;” any preliminary prospectus relating to the Purchased Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Purchased Securities is hereinafter referred to as the “Preliminary Prospectus;” the final prospectus relating to the Purchased Securities, including any prospectus supplement thereto relating to the Purchased Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the “Prospectus;” each “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Purchased Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Purchased Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g), is hereinafter referred to as an “Issuer Free Writing Prospectus;” each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an “Issuer General Use Free Writing Prospectus;” and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an “Issuer Limited Use Free Writing Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”).  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Purchased Securities, as set forth in and pursuant to the Prospectus.

4.             Representations and Warranties. Each of the Company, the Partnership, and, with respect to information regarding itself, KMI, represents and warrants to each Underwriter that:

(a)               Each of the Company, the Partnership and KMI was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company, the Partnership, KMI or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Purchased Securities and is not on the date hereof and the Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Rules).  Each of the Company, the Partnership and KMI has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

(b)               (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (iii) at the time the Company, Partnership, KMI or any person acting on any of such entities’ behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules) made any offer relating to the Purchased Securities in reliance on the exemption of Rule 163 of the Rules and (iv) as of the Applicable Time, each of the Company, the Partnership or KMI was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules).  None of the Company, the Partnership nor KMI has received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and none of the Company, the Partnership or KMI is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Purchased Securities. Each of the Company, the Partnership and, if applicable, KMI has paid or will pay the filing fees required by the Commission relating to the Purchased Securities within the time required by Rule 456(b)(1) of the Rules and otherwise in accordance with Rules 456(b) and 457(r) of the Rules;

(c)               The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder; (1) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) as of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus filed or used prior to the Applicable Time and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the “Pricing Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Purchased Securities or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(c) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to any of the Company, the Partnership or KMI by any Underwriter expressly for use therein;

(d)               The respective consolidated financial statements of the Company, KMI and the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company, KMI and the Partnership (as applicable) and their respective consolidated subsidiaries as of the dates shown and their results of operations, partners’ capital or shareholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the respective financial statements, have been compiled on a basis consistent with such financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(e)               All of the shares of the Company that may vote for the election of directors are owned by Kinder Morgan, G.P., Inc., a Delaware corporation (the “General Partner”); the Company is the delegate of the General Partner pursuant to that certain Delegation of Control Agreement among the General Partner, the Company, the Partnership and the Operating Partnerships (as defined below) dated as of May 18, 2001, as amended (the “Delegation of Control Agreement”); the voting shares of the Company owned by the General Partner have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) non-assessable, and are owned by the General Partner free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Prospectus or as are not, individually or in the aggregate, material to such ownership); and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to perform its functions as the delegate of the General Partner and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Company, its subsidiary, and the Partnership and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”);

(f)           The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect;

(g)          KMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of KMI and its subsidiaries, taken as a whole (a “KMI Material Adverse Effect”);

(h)               All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, and TransColorado Gas Transmission Company (collectively, the “Partnership Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware LLC Act or the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or the General Partner.  All of such shares or interests owned directly or indirectly by the Partnership or the General Partner are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(i)                All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of KMI’s subsidiaries (other than the Partnership, its subsidiaries, and the Company) that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (collectively, the “KMI Significant Subsidiaries” and, together with the Partnership Significant Subsidiaries, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware LLC Act or the Delaware LP Act and (B) with respect to any general partner interests) non-assessable, and (except for the preferred stock of the General Partner) are owned by KMI directly or indirectly through one or more wholly-owned subsidiaries.  All of such shares or interests owned directly or indirectly by KMI are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(j)           Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a KMI Material Adverse Effect or a Company Material Adverse Effect, as applicable (a “Material Adverse Effect”);

(k)               The General Partner is the sole general partner of the Partnership and Kinder Morgan Operating L.P. “A,” a Delaware limited partnership (“OLP-A”), Kinder Morgan Operating L.P. “B,” a Delaware limited partnership (“OLP-B”), Kinder Morgan Operating L.P. “C,” a Delaware limited partnership (“OLP-C”), Kinder Morgan Operating L.P. “D,” a Delaware limited partnership (“OLP-D”), and Kinder Morgan CO2 Company, L.P., a Texas limited partnership (“CO2”, and together with OLP-A, OLP-B, OLP-C, and OLP-D, the “Operating Partnerships”); the General Partner owns general partner interests in the Partnership and the Operating Partnerships; each such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the agreement of limited partnership, as amended and restated, of the respective Operating Partnership, as the case may be, and was validly issued to or acquired by the General Partner; and the General Partner owns such general partner interests free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(l)                The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of KMI; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          Each of the Company, the Partnership and KMI has all necessary limited liability company, partnership or corporate, as applicable, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each of the Company and the Partnership has all necessary limited liability company or partnership power and authority, as the case may be, to issue and sell the Purchased Securities and the corresponding i-units, respectively, as contemplated by this Agreement; and all action required to be taken by each of the Company, the Partnership, and KMI for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(n)               The Purchased Securities and the corresponding i-units have been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement (or in the case of the i-units, as set forth in the Prospectus) on the Closing Date, such Purchased Securities and i-units will be validly issued, fully paid and (except as required to the contrary by the Delaware LLC Act or the Delaware LP Act) non-assessable and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the purchase provisions with respect to the Purchased Securities have been duly authorized by KMI and the owners of the Purchased Securities will be entitled to the benefits thereof; and the shareholders of the Company have no preemptive rights with respect to the Purchased Securities;

(o)               The execution, delivery and performance of this Agreement by the Company, the Partnership and KMI and the issuance and sale of the Purchased Securities by the Company and the issuance and sale of the i-units by the Partnership, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is a party or by which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is bound or to which any of the property of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company agreement, partnership agreement, certificate of incorporation, bylaws or other formation document, as the case may be, of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Purchased Securities by the Company or the issuance and sale of the i-units by the Partnership, except such as have been obtained or made under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws;

(p)               Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Company, the Partnership, KMI or any of their respective subsidiaries is a party or of which any property of any of the Company, the Partnership, KMI or any of their respective subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s and KMI’s knowledge, no such proceedings are threatened or contemplated;

(q)               Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company, the Partnership or KMI or any of their respective subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

(r)                Except as disclosed in or contemplated by the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect;

(s)                Each of the Company, KMI, the Partnership, the General Partner and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

(t)                Each of the Company, the Partnership and KMI is, and after giving effect to the offering and sale of the Purchased Securities and the i-units and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(u)               None of the Company, the Partnership, KMI, KMGP Services Company, Inc., the General Partner or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Company, the Partnership or KMI, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate have a Material Adverse Effect;

(v)               To each of the Company’s and KMI’s knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of each of the Company and its subsidiaries, the Partnership and its subsidiaries and KMI and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder; and to each of the Company’s and KMI’s knowledge, Ernst & Young LLP who has certified certain financial statements of El Paso Corporation and its subsidiaries that are included in the Registration Statement and Pricing Disclosure Package, is an independent registered public accounting firm as required by the Securities Act and the Rules thereunder;

(w)              The offering and sale of Purchased Securities, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or provided in the various employee or director stock-based benefit or compensation plans, there are no outstanding options or warrants to purchase any Purchased Securities, Shares or other securities of the Company;

(x)               Since the date of the Company’s, the Partnership’s and KMI’s (as applicable) latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, none of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries, or any of their respective directors and officers, has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Company or any equity security of the Partnership to facilitate the offer or sale of the Purchased Securities;

(y)               Each of the Company, the Partnership and KMI maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and each of the Company, the Partnership and KMI believes that its respective internal control over financial reporting is effective;

(z)               Since the date of the Company’s, the Partnership’s and KMI’s (as applicable) latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, there has been no change in any such entity’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting;

(aa)             Each of the Company, the Partnership and KMI maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to each such entity and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of such entity by others within those entities; and each such entity believes that its disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports it files under the Exchange Act is recorded, processed, summarized and reported as and when required; and

(bb)             None of the Company, the Partnership or KMI has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Purchased Securities, will distribute any offering material in connection with the offering and sale of the Purchased Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriters have consented to the use thereof.

5.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Purchased Securities are subject to the following conditions:

(a)           Upon the execution of this Agreement by the Company, the Partnership and KMI and also on each Closing Date, the Underwriters shall have received from the independent accountants of the Company, the Partnership, KMI and El Paso Corporation who have certified the financial statements of each of the Company, the Partnership, El Paso Corporation, KMI and its subsidiaries included in the Registration Statement signed letters dated the respective dates of delivery, in form and substance satisfactory to the

Underwriters, as to financial information included in the Pricing Disclosure Package and the Prospectus.

(b)           No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(c)           (i) None of the Company, KMI, the Partnership or their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock, as applicable, or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (B) KMI and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (Y) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (Z) KMI and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii) other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of the Underwriters, any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Purchased Securities by the Underwriters as contemplated in the Prospectus.

(d)           Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Company’s, the Partnership’s or KMI’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Purchased Securities on the terms and in the manner contemplated in the Prospectus.

(e)           The Company has obtained and delivered to the Underwriters executed copies of lock-up agreements to the Underwriters from (i) the executive officers and directors of the Company, in the form set forth as Annex B-1 hereto and (ii) the General Partner, in the form set forth as Annex B-2 hereto.

(f)            The representations and warranties of the Company, the Partnership and KMI contained herein shall be true and correct on and as of the Closing Date and such parties shall have performed all covenants and agreements herein contained to be performed on their parts at or prior to the Closing Date.

(g)           The Underwriters shall have received on the Closing Date certificates, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President of the Company on behalf of itself, the Company or the General Partner on behalf of the Partnership, and KMI which shall certify on behalf of the Company, the Partnership and KMI, as applicable, and to the best of such officer’s knowledge after reasonable investigation that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Company, the Partnership and KMI, respectively, contained herein are true and correct on and as of the Closing Date, (iii) each of the Company, the Partnership and KMI, respectively, has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date, (iv) each of (A) the Company and its subsidiary and the Partnership and its subsidiaries, and (B) KMI and its subsidiaries have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by each of the Pricing Disclosure Package and the Prospectus, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries, taken as a whole, or (B) KMI and its subsidiaries, taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (A) the Company and its subsidiary and the Partnership and its subsidiaries, taken as a whole, or (B) KMI and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus.

(h)           The Underwriters shall have received on the Closing Date from Bracewell & Giuliani LLP, counsel for the Company, the Partnership, and KMI, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule I hereto.

(i)            The Underwriters shall have received on the Closing Date from Andrews Kurth LLP, counsel for the Underwriters, an opinion in form satisfactory to the Underwriters, dated the Closing Date, with respect to the Company, the Partnership, KMI, the Purchased Securities and this Agreement as well as such other related matters as the Underwriters may reasonably request.  Such opinion shall include language substantially to the effect of the penultimate paragraph of Schedule I hereto.  The Company, the Partnership and KMI shall have furnished to such counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

(j)            Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Partnership (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

6.             Covenants.  Each of the Company, the Partnership and KMI covenants and agrees with the several Underwriters as follows:

(a)           To advise the Underwriters promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters reasonably object.

(b)           To furnish to each of the Underwriters and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Shares in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Purchased Securities.

(c)           As soon as it is advised thereof, to advise the Underwriters of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Company, the Partnership, KMI, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company, the Partnership and KMI will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)           To deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriters may reasonably request.

(e)           During such period as a Prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

(f)            During the period in which copies of the Prospectus are to be delivered as provided in paragraph (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the Underwriters either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance.  Delivery by the Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

(g)           To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Underwriters and promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           To make generally available to the Company’s shareholders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

(i)            To cooperate with the Underwriters in qualifying the Purchased Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters may reasonably request; provided that in no event shall the Company, the Partnership nor KMI be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(j)            Unless otherwise specified, to effect the listing of the Purchased Securities on the New York Stock Exchange prior to the Closing Date, subject to notice of issuance.

(k)           During the period of five years from the date hereof, to supply to the Underwriters, if requested in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Underwriters a copy of each annual or other report it shall be required to file with the Commission.

(l)            To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Company will pay or cause to be paid, or reimburse or cause to be reimbursed if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Company, the Partnership and KMI under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of this Agreement, (ii) the issuance, preparation and delivery of the Purchased Securities to the Underwriters, and the issuance, preparation and delivery of the i-units to the Company, in each such case, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in paragraph (i) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities on any securities exchange, and (vi) the furnishing to the Underwriters of copies of all reports and information required by Section 6(k) above, including costs of shipping and mailing.  If a separate agreement exists among the Company, the Partnership and KMI which allocates such costs and expenses in a manner different from that set forth above, such agreement shall control as among the Company, the Partnership and KMI, but such agreement shall not modify the obligations of the Company to the Underwriters to cause the payment of costs and expenses as set forth above.

(m)          During the period beginning on the date of this Agreement and continuing to and including the date 45 days after the date of this Agreement, not to, directly or indirectly, without the prior written consent of the Barclays Capital Inc. (1) offer for sale, sell, contract to sell, pledge, hedge, grant an option to purchase, issue or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares, common units representing limited partner interests (“Common Units”) in the Partnership, or Class B units of the Partnership (the “Class B Units”) or any other securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive, Shares, Common Units or Class B Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, Common Units or Class B Units or any securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive Shares, Common Units or Class B Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or other securities, in cash or otherwise; provided however, that the above restrictions shall not apply to (i) the sale of Shares to the Underwriters pursuant to the Underwriting Agreement, (ii) transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Shares, Common Units or Class B Units or any securities substantially similar to, convertible into or exchangeable or exercisable for Shares, Common Units or Class B Units, (iii) the sale of i-units by the Partnership to the Company, (iv) the issuance of Shares, Common Units or Class B Units pursuant to any existing employee benefit plans, option plans or compensation plans or (v) the issuance of Shares or i-units as distributions on then outstanding Shares or i-units, respectively.

(n)          The Partnership agrees to have duly and validly authorized and issued, and the Company agrees to purchase from the Partnership on the Closing Date, a number of i-units equal to the number of Purchased Securities sold on the Closing Date.

7.             Indemnification.

(a)           Each of the Company, the Partnership and, with respect to information regarding itself, KMI, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each entity that is an “affiliate” (as defined in Rule 405 of the Rules) of any Underwriter and that has participated in the distribution of the Purchased Securities as an underwriter, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, to which such Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus

(or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company, the Partnership or KMI, as the case may be; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(b)           Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless KMI, the Partnership, the General Partner, the Company, the directors of the General Partner and the Company, the directors of KMI, the officers of the Company and KMI who signed the Registration Statement, and each person, if any, who controls KMI, the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information consists of the following: (i) the information in the fourth paragraph under the caption “Underwriting” in the Preliminary

Prospectus and Prospectus concerning the terms of the offering of the Shares by the Underwriters; (ii) the information in the twelfth and thirteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus concerning stabilization, over-allotment, syndicate transactions and penalty bids; and (iii) the information in the fifteenth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus concerning the availability of the Prospectus in electronic format on websites maintained by the Underwriters.

(c)           Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.             Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership and KMI on the one hand and the Underwriters on the other hand from the offering of the Purchased Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and KMI on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Partnership and KMI on the one hand and the Underwriters on the other hand in connection with the offering of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Purchased Securities as set forth on such cover.  The relative fault of the Company, the Partnership and KMI on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership and KMI or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Partnership, KMI and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of KMI, the General Partner and the Company, each officer of KMI and the Company who signed the Registration Statement, and each person, if any, who controls KMI, the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as KMI, the Partnership, the General Partner and the Company.  The various Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

The respective obligations of the Company, the Partnership and KMI under this Section 8 shall be in addition to any liability which the Company, the Partnership or KMI may otherwise have.

9.             Termination.  This Agreement may be terminated by the Underwriters by notifying the Company at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, neither the Company, the Partnership, nor KMI shall be under any liability to any Underwriter and no Underwriter shall be under any liability to the Company, the Partnership or KMI, except that (a) if this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company, the Partnership or KMI to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(j) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Company shall reimburse or cause to be reimbursed the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Purchased Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Company, the Partnership and KMI for damages occasioned by its default.

10.         Default of Underwriters.  If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the number of Purchased Securities agreed to be purchased by such Underwriter or Underwriters, the remaining Underwriter or Underwriters may find one or more substitute underwriters to purchase such Purchased Securities or make such other arrangements as they may deem advisable or one or more of the remaining Underwriters may agree to purchase such Purchased Securities in such proportions as may be approved by the remaining Underwriter or Underwriters, in each case upon the terms herein set forth.  If no such arrangements have been made within 24 hours after the Closing Date, and

(a)           the aggregate number of Purchased Securities to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total number of Purchased Securities, each of the non-defaulting Underwriters shall be obligated to purchase such Purchased Securities on the terms herein set forth in proportion to their respective obligations hereunder, or

(b)           the aggregate number of Purchased Securities to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total number of Purchased Securities, the Company shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the remaining Underwriter or Underwriters to purchase such Purchased Securities, upon the terms set forth herein.

In any such case, the Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected.  If the aggregate number of Purchased Securities to be purchased by such defaulting Underwriters shall exceed 10% of the total number of Purchased Securities, and neither the non-defaulting Underwriters nor the Company shall make arrangements pursuant to this Section 10 within the period stated for the purchase of the Purchased Securities which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Company, except, in each case, as provided in Sections 6(l), 7, 8 and 9 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.  A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

11.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Purchased Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and (v) the Company has consulted its own legal advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12.           Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in Sections 6(l), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Company, the Partnership and KMI in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Company, the Partnership, KMI, or any controlling person of the Company, the Partnership, KMI, or any officer, director or controlling person of the Company or KMI, and (c) delivery of and payment for Purchased Securities under this Agreement.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Partnership, the General Partner, KMI and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company, the Partnership, the General Partner, or KMI, and for the benefit of the directors and officers of the Company, the General Partner and KMI, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Purchased Securities merely because of such purchase.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company, the Partnership, KMI and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ANNEX B-1

FORM OF LOCK-UP LETTER AGREEMENT
(Executive Officers and Directors)

August 7, 2012

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representatives of the several Underwriters

named in the Underwriting Agreement

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and certain other firms (the “Underwriters”) of shares representing limited liability company interests (the “Shares”) of Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge, grant an option to purchase, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares, common units representing limited partner interests (the “Common Units”) in Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), or any other securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive, Shares or Common Units (including, without limitation, Shares or Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Shares or Common Units that may be issued upon exercise of any option or warrant), owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares or Common Units or any securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive Shares or Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, Common Units or other securities, in cash or otherwise, for a period of 45 days after the date of the final Prospectus relating to the Offering; provided however, that the above restrictions shall not apply to (1) bona fide gifts of Shares or Common Units (so long as any recipient of a gift executes and delivers to the Underwriters a Lock-Up Letter Agreement substantially similar to this Lock-Up Letter Agreement, provided that the duration of the new Lock-Up Letter Agreement shall be the remainder of the 45-day period commencing on the date of the final Prospectus relating to the Offering) and (2) transactions occurring under any existing employee benefit plans, option plans or compensation plans.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from the undersigned’s obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Name:
Title:

ANNEX B-2

FORM OF LOCK-UP LETTER AGREEMENT
(Entities)

August 7, 2012

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representatives of the several Underwriters

named in the Underwriting Agreement

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and certain other firms (the “Underwriters”) of shares representing limited liability company interests (the “Shares”) of Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge, grant an option to purchase, issue or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares, common units representing limited partner interests (“Common Units”) in Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), or Class B units of the Partnership (the “Class B Units”) or any other securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive, Shares, Common Units or Class B Units (including, without limitation, Shares, Common Units or Class B Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Shares, Common Units or Class B Units that may be issued upon exercise of any option or warrant), owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, Common Units or Class B Units or any securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive Shares, Common Units or Class B Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or other securities, in cash or otherwise, for a period of 45 days after the date of the final Prospectus relating to the Offering; provided however, that the above restrictions shall not apply to (i) the sale of Shares to the Underwriters pursuant to the Underwriting Agreement, (ii) the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by the undersigned, the Company or the Partnership in exchange for Shares, Common Units or Class B Units or any securities substantially similar to, convertible into or exchangeable or exercisable for Shares, Common Units or Class B Units, (iii) the sale of i-units by the Partnership to the Company, (iv) the issuance of Shares, Common Units or Class B Units pursuant to any existing employee benefit plans, option plans or compensation plans or (v) the issuance of Shares or i-units as distributions on then outstanding Shares or i-units, respectively.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from the undersigned’s obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[ NAME OF ENTITY ]

By:
Name:
Title: